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                             TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (Agreement) dated as of ____________, 1998, (the "Effective Date") is made by and between OZO Diversified Automation, Inc., a Colorado corporation, ("OZO"), and JOT Automation, Inc., a Texas corporation, ("JOT").

I)     RECITALS

       A) WHEREAS, the Parties have entered into an Asset Purchase Agreement executed between the Parties on November ___, 1998 (the "Asset Purchase Agreement") for by which JOT purchased substantially all of the assets of OZO, including the Licensed Technology (as defined herein) and the disclosure of Trade Secrets and Know-How related to the Technology (as such terms are defined herein); and

       B) WHEREAS, OZO received the rights hereunder as partial consideration for the transfer of the Licensed Technology (as defined herein) to JOT; and

       C) WHEREAS, the Parties anticipate that OZO will exercise complete exclusivity within the Field (as defined herein); and.

       D) WHEREAS, the Parties recognize that both companies will continue to operate as independent technology development companies.

II)    DEFINITIONS

       A) AFFILIATE: "Affiliate" of a party shall mean any person, organization, or entity that in any way, directly or indirectly, controls, is controlled by, or is under common control with such party. For the purposes of this definition, "control" shall mean ownership of at least fifty percent (50%) equity interest in or by such person, organization, or entity.

       B) BUSINESS: "Business" shall have the meaning ascribed to it in the Asset Purchase Agreement.

       C)      CONFIDENTIAL INFORMATION:  "Confidential Information" shall mean
               (i) any patent applications, Trade Secrets, or Know-How held by either party and regardless of whether marked or designated "confidential" or "proprietary," and (ii) any information disclosed to the receiving party orally or in writing or in model form, in whatever format, relative to operations, existing and proposed contracts, sales training and techniques, financial data, trade secrets, marketing and business plans, research and/or development, data, formulae, processes, designs, specifications, product knowledge, procedures, methods and techniques whether disclosed by way of documents, oral communications, or visits to factories or other premises, and all information regarding the existing and proposed commercial operations of the disclosing party or relative to any other confidential proprietary information which is clearly marked at the time of disclosure as being "Confidential." Information transmitted orally and identified at that time as being Confidential shall be considered as "Confidential Information" if it is reduced to writing and transmitted to the receiving party within 15 days of its disclosure.

       D) FIELD: "Field" shall mean Technology affecting or relating to testing, evaluation, treatment, or manipulation of biologic systems or processes. Other application of the Licensed Technology may be added in the future to the Field on terms mutually agreeable to the parties. Nothing in this definition of Field shall modify or limit the effect of the non-competition provisions in Section VII. In the event that a dispute arises with respect to whether a given activity of OZO is within the Field, the parties will resort to the escalating dispute resolution procedures set forth in Section X of this Agreement.

       E) IMPROVEMENTS: "Improvements" shall mean any enhancement or modification of the Licensed Technology by either OZO or JOT.

       F) TECHNOLOGY RIGHTS: "Technology Rights" shall mean intellectual property rights including Patents, Copyrights, Trade Secrets and Know-How, but not trademarks and trade names.

       G)      TERRITORY: "Territory" shall mean world-wide.

       H) LICENSED PRODUCT: "Licensed Product" shall mean the products manufactured using any of the Licensed Technology.

       I) LICENSED TECHNOLOGY: "Licensed Technology" shall mean Technology related to manipulation of end effectors upon paths established by the operator within extremely small tolerances and demonstrates that movement visually on a monitor together with related algorithms and related hardware as set forth in Schedule
               1.1 of the Asset Purchase Agreement.

       J) PARTY: "Party" shall mean either JOT or OZO as the context requires.

       K) TECHNOLOGY: "Technology" shall mean any and all compositions, machines, articles of manufacture, processes, apparatus, (collectively the "Inventions"); Patents, Copyrights, Trade Secrets, and Know-How; data, writings and works of authorship (including without limitation software, protocols, program codes, audiovisual effects created by program code, and documentation related thereto, drawings); mask works; other tangible items (including without limitation materials, samples, components, tools, and operating devices, e.g., board assemblies, and engineering models); and Technical Information.

       L) KNOW-HOW: "Know How" means all factual knowledge and information related to the Business and the Technology which is not capable of precise, separate description but which, in accumulated form, after being acquired as a result of trial and error, gives to the one acquiring it the ability to produce and market something which one would otherwise not have known how to produce and market with the same accuracy or precision necessary for commercial success, provided, however, that such knowledge and information is not in the public domain or readily available to any third party other than a limited number of persons who have agreed to keep that information secret.

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       M)      TECHNICAL INFORMATION: "Technical Information" means any material in human or machine-readable form which embodies or describes the Licensed Technology covered by this Agreement as set forth in
               Schedule 1.1 of the Asset Purchase Agreement.

       N) COPYRIGHTS: "Copyright(s)" means all forms of proprietary rights granted by a government with respect to an original work of authorship fixed in any tangible medium of expression from which it can be perceived, reproduced or otherwise communicated relating to the relating to the Technology covered by, and existing at the time of, this Agreement as specifically set forth in Schedule 1.1 of the Asset Purchase Agreement.

       O) TRADE SECRETS: "Trade Secrets" means any Technical Information and Business Information that generally facilitates the sale of products, increases revenues, is not generally known by others than the parties except by those subject to restrictions on disclosure, and provides an advantage over the competition.

       P) BUSINESS INFORMATION: "Business Information" means any material in human or machine readable form used, compiled or produced by or for the business of manufacturing and using the Licensed Technology for the Licensed Products as set forth in Schedule 1.1 of the Asset Purchase Agreement.

       Q) PATENTS: "Patent(s)" means all forms of proprietary rights granted by a government with respect to a design or an Invention, including patents and certificates of addition, utility models, and enforceable patent applications, i.e. those under which injunctive relief is available, as well as any continuation, division, extension, renewal, revival, or reissue thereof or substitution therefor relating to the Technology covered by, and existing at the time of, this Agreement as specifically set forth in Schedule 1.1 of the Asset Purchase Agreement.

III)   GRANT

       A) GRANT OF LICENSE: Subject to the terms and conditions of this Agreement, JOT hereby grants a OZO a fully paid, royalty free, perpetual (or for the longest period of time permitted by law), transferable, license under JOT's Technology Rights within the Territory to (i) use, modify or create derivative works of the Licensed Technology and Licensed Products, or sublicense such rights (as set forth below) and (ii) make, have made, and sell the Licensed Products within the Field.

       B) IMPROVEMENTS: All Improvements, whether conceived by JOT or OZO shall belong to the Party which developed such Improvement. The Party creating, inventing, or authoring such Improvement shall have the right to file patent applications, or any continuations, renewals or extensions thereof in its own name, or copyright registrations; PROVIDED, however, that any OZO Patent applications, or any continuations, renewals or extensions thereof shall be subject to the following requirements:

                    (1) prior to issuance of any OZO Patent(s) based upon such Improvements, JOT shall be permitted to review the patent application to ensure that there is no disclosure of Trade Secrets or Know-How that would operate in

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                    derogation of JOT's Technology Rights or its ownership of
                    the Licensed Technology;

                    (2) both OZO and JOT will cooperate in good faith to minimize any Trade Secrets and Know-How disclosure in the specifications of the applicable OZO Patent(s) based upon such Improvements; and

                    (3) OZO shall not disclose any of JOT's Trade Secrets and Know-How in the specifications of the applicable OZO Patent(s) based upon such Improvements without JOT's written consent, such consent not to be unreasonably withheld.

       C) EXCLUSIVITY: The grant of rights under this section shall be exclusive within the Field, with the right to grant sublicenses within the Field as set forth herein.

       D) SUBLICENSES: OZO shall require all sub-licensees to sign an agreement which includes confidentiality and non-competition provisions commensurate with the provisions of this Agreement.

       E)           RESTRICTIONS:    OZO shall not use the Licensed Technology
                    in any products, Improvements or Inventions that compete with present or future products, Improvements or Inventions of JOT in the field of production automation for the electronics industry.

IV)    OBLIGATIONS OF LICENSOR

       A) NONASSERTION. JOT agrees that it shall not assert against OZO or its customers and licensees, any claims for infringement or misappropriation based on the manufacture, use, or sale of any Licensed Products; PROVIDED, HOWEVER, that such Licensed Products are manufactured, used or sold solely within the Field.

V)     PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

       A) GENERAL. Both Parties shall take reasonable measures to prevent unauthorized copying and protect the Licensed Technology, and use best efforts to protect the Trade Secrets and Know-How therein, but neither Party shall be obligated hereunder to take any measures in excess of those it takes to protect its own valuable Technology.

       B) THIRD-PARTY INFRINGERS. Upon the discovery of any infringement or misappropriation of the Licensed Technology under the Technology Rights within the Field hereunder, the Parties hereto shall consult together with a view to reaching an agreement as to the ways and means of eliminating such infringement or addressing such misappropriation. If the Parties agree jointly to commence litigation against potential third party infringers, they will agree by their respective shares the expense burden thereof, which shares will be identical to their respective division of any recoveries thereof. In the event that JOT declines to participate in the enforcement and/or protection of the Licensed Technology under the Technology

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               Rights, OZO may, at its sole discretion and expense and to the extent permitted by law, initiate proceedings or take such steps as it deems appropriate, to enforce its rights with respect thereto. JOT shall cooperate with OZO in such defense at OZO's sole expense.

VI)    CONFIDENTIALITY

       A) NON-DISCLOSURE. During the thirty (30) days immediately following the effective date of this Agreement (the "Disclosure Period"), and subject to the terms herein, certain information that is considered by the discloser to be proprietary or confidential may be disclosed or exchanged between the Parties. The Parties further recognize that the Trade Secrets and Know-How are vital to the continued commercial viability of the Licensed Technology, the disclosure of which would be detrimental to the Parties' interests. In addition, this Agreement and the Parties' interest in the subject matter of this Agreement are Confidential Information and shall be treated on the same basis as set forth herein. Unless expressly authorized in writing by the Parties, both Parties agree to retain the Confidential Information in confidence in perpetuity and not to disclose the Confidential Information to any third party (except as expressly authorized under this Agreement and subject to such confidentiality and non-competition obligations) and not to use the Confidential Information for any purpose other than to exercise their rights in accordance with this Agreement.

       B) DISSEMINATION OF INFORMATION. The Parties recognize that the Licensed Technology disseminated to OZO is that Licensed Technology in existence as of the execution of this Agreement, and that there is no intent by either Party to continue disclosure of Confidential Information developed independently by either party subsequent to the Disclosure Period. Each Party shall hold in confidence the other's Confidential Information in perpetuity and shall not, without prior written consent of the other Party, disclose such information to any person except its own employees, or its Affiliate's employees, its contractors or sublicensees having a need to know and having executed written agreements binding them to this duty of non-disclosure. Each Party shall not use the other's Confidential Information for any purpose except to exercise its rights in accordance with this Agreement.

       C) EXCLUSIONS. The parties acknowledge that Confidential Information shall not include any information which:

               1) is or becomes publicly known through no act or omission to act on the recipient's part, provided a combination of two or more portions of the Confidential Information shall not be deemed to be publicly known by reason only of each separate portion being so known; or

               2) is rightfully received by the recipient from a third party without breach of any duty of non-disclosure; or

               3) is explicitly approved for release by written authorization of the disclosing party;

               4)   is required by law to be disclosed; or

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               5)   disclosures to potential investors or lenders required to
                    obtain financing, provided, however, that (i) JOT is provided prompt notice of such disclosure, and (ii) any such investors or lenders shall be bound by confidentiality agreements commensurate with this Agreement prior to any such disclosure.

       D) CONFIDENTIAL TREATMENT. Any Confidential Information obtained by the receiving party pursuant to the provisions of this Agreement shall be treated as confidential, except that in the event of any dispute, litigation or arbitration proceedings between the parties, such Confidential Information may be disclosed to the tribunal. Prior to any Confidential Information being disclosed pursuant to the preceding sentence, or Section VI.C.5. above, the receiving party shall give the disclosing party reasonable notice of pending disclosure and both parties shall cooperate to undertake all reasonable measures to obtain a protective order prohibiting or limiting disclosure of such Confidential Information.

       E) The provisions of this section shall survive the termination, expiration or cancellation of this Agreement.

VII)   NON-COMPETITION

       A) JOT NON-COMPETITION: Independent of any other obligation under this Agreement, for a period of five (5) years following execution of this Agreement, JOT shall not, directly or indirectly, whether itself for its own account or for or with any other person, firm, corporation, partnership, joint venture, association, or other entity whatsoever; engage in activities or take a position as a shareholder, director, officer, employee, or agent of any person, firm, corporation, partnership, joint venture, association, or other entity in the Field that competes directly with OZO or which is involved in the creation, manufacture, publication, or marketing of products and services which are substantially similar to the Licensed Products in the Field.

       B) OZO NON-COMPETITION: Independent of any other obligation under this Agreement, for a period of five (5) years following execution of this Agreement, OZO shall not, directly or indirectly, whether itself for its own account or for or with any other person, firm, corporation, partnership, joint venture, association, or other entity whatsoever; engage in activities or take a position as a shareholder, director, officer, employee, or agent of any person, firm, corporation, partnership, joint venture, association, or other entity that competes directly with JOT or which is involved in the creation, manufacture, publication, or marketing of products and services which are substantially similar to the Licensed Technology or Licensed Products in JOT's "Business" as such term is defined in the Asset Purchase Agreement, including, but not limited to production automation in the electronics industry or electronic assembly.

       C) REASONABLENESS OF RESTRICTIONS: The Parties agree that the limitations as to time, geographical area, and scope of activity to be restrained by this Section VII are reasonable and acceptable to the Parties, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Parties. To the extent a court of competent jurisdiction determines that the non-competition agreement set forth in this Section VII does not comply with applicable

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               law of the governing jurisdiction, this paragraph may be
               reformed by the court and enforced to the maximum extent permitted by law.


VIII)  REPRESENTATIONS AND WARRANTIES

       A) JOT REPRESENTATION: JOT warrants and represents to OZO that (i) JOT has the right, power and legal capacity to enter into this Agreement and has the right to license the Licensed Technology as set forth in Section III; and (ii) to the best of JOT's knowledge, commensurate with OZO's representations within the Asset Purchase Agreement, the Licensed Technology does not infringe upon the rights of any third party.

       B) DISCLAIMER: Nothing else contained in this Agreement shall be construed as a warranty or representation by JOT that the use of Licensed Technology furnished or licensed hereunder will be free from infringement of the intellectual property rights of others, or that OZO's utilization of the Trade Secret or Know-How received from JOT will not infringe patents owned by anyone. JOT does not otherwise warrant the accuracy of any Trade Secret or Know-How. THE FOREGOING ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESSED AND/OR IMPLIED WARRANTIES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY
               PARTICULAR PURPOSE, WITH RESPECT TO THE LICENSED TECHNOLOGY OR ANY INFORMATION OR SERVICES FURNISHED IN CONNECTION WITH THE LICENSED TECHNOLOGY. Further, nothing in this Agreement shall be construed as a warranty or representation as to the validity or scope of any patent, or a requirement that either party shall file any patent application, secure any patent or maintain any patent in force.

IX)    INDEMNIFICATION

       A) JOT INDEMNIFICATION. JOT shall indemnify and hold OZO and its officers and directors and Affiliates (the "OZO Indeminified Parties") harmless from and against any liability, losses, damages and expenses (including but not limited to reasonable attorney's fees) from third party action arising out of, resulting from, or related to any inaccuracy in any of the representations, or any breach of the warranties made by JOT in this Agreement or any failure by JOT to perform and observe any term, provision, covenant, agreement or condition under this Agreement which it is obligated to perform or observe. The OZO Indemnified Parties must (i) promptly notify JOT of any such claim in writing, (ii) allow JOT to control the defense and settlement of the claim, and (iii) provide JOT with all reasonable information, assistance and authority concerning such claim. JOT shall have the right to be represented by counsel of its own choosing at its expense.

       B) OZO INDEMNIFICATION. OZO shall indemnify and hold JOT and its officers and directors and Affiliates (the "JOT Indeminified Parties") harmless from and against any liability, losses, damages and expenses (including, but not limited to reasonable attorney's fees) from any third party action arising out of, resulting from, or related to (a) any inaccuracy in any of the representations, or any breach of the warranties

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               made by OZO in this Agreement, or (b) any claim that the Licensed
               Products infringe upon or misappropriate any patent, copyright, or other similar proprietary right of any third party, which infringement or misappropriation is not caused by the Licensed Technology, or (c) any failure by OZO to perform and observe any term, provision, covenant, agreement or condition under this Agreement which it is obligated to perform or observe. The JOT Indemnified Parties must (i) promptly notify OZO of any such claim in writing, (ii) allow OZO to control the defense and settlement of the claim, and (iii) provide OZO with all reasonable information, assistance and authority concerning such claim.

       C) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHATSOEVER, WHETHER GROUNDED IN TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR CONTRACT EXCEPT WITH RESPECT TO A BREACH OF THE
               CONFIDENTIALITY PROVISIONS HEREUNDER.

X)     REMEDIES

       A) INJUNCTIVE RELIEF. In the event of a breach by either Party, of the confidentiality, licensing, or non-competition provisions contained in this Agreement, the non-breaching Party shall be entitled to an injunction from engaging in or continuing with any conduct which may constitute a breach or threatened breach of those provisions. An injunction may also be sought against the breaching Party from rendering services to any person, firm, corporation, association or other entity which may in some manner receive benefit from the breaching Party's breach or threatened breach of those provisions. The Parties agree that there is no adequate remedy at law for the irreparable harm that would result from a breach thereof and therefore the parties consent to injunctive relief to enforce this Agreement. Nothing in this
               Section X shall be construed as prohibiting the parties from pursuing other remedies which may be available for breach or threatened breach, including the recovery of damages.

       B) ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all expenses incurred therefor, including, but not limited to, reasonable attorneys' fees.

       C)      DISPUTE RESOLUTION.

               1) STEP NEGOTIATIONS. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations, as follows. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties who have previously been involved in the dispute shall meet at a mutually acceptable time and place within 10 days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved by these persons within 30 days of the disputing party's notice, or if the parties fail to meet within ten (10) days, the dispute shall be referred to

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                    senior executives of both parties who have authority to
                    settle the dispute and who shall likewise meet to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days from the referral of the dispute to senior executives, or if no meeting of senior executives has taken place within 15 days after such referral, either party may initiate mediation as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney.
                    All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

               2) MEDIATION. If the dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by mediation under the then current presently effective Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panels of Neutrals. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

               3) ARBITRATION. Should all good faith attempts to resolve the dispute amicably as set forth above be exhausted, and if agreed to by the Parties, any dispute arising in connection with this Agreement may be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") by three arbitrators appointed in accordance with the Rules on an expedited basis. Such arbitration shall take place in Dallas, Texas, United States of America. The arbitrators shall be bound by the laws governing this Agreement, and this Agreement, and shall be bound by the obligation to retain Confidential Information in confidence in perpetuity and not to disclose Confidential Information.

               4) NO ELECTION OF REMEDIES. Anything in this Agreement to the contrary notwithstanding including the arbitration clause set forth in this Section, the Court shall have the injunctive power set forth herein, and resort to injunctive relief or arbitration shall not be deemed as an election not to proceed with the other remedy.

XI)    MISCELLANEOUS

       A) SUCCESSORS AND ASSIGNMENT. Except as provided herein, this Agreement or any rights hereunder shall not be assigned or transferred, in whole or in part, by either Party without the prior written consent of the other Party, and any such permitted assignment or transfer shall be binding on each Party's successors and permitted assignees. Any attempted assignment in contravention of the above shall be null and void.

       B) LIMITATION OF RIGHTS Except as expressly provided in this Agreement, nothing contained herein shall be construed as conferring any license or other rights by implication, estoppel or otherwise.

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       C)      SEVERABILITY.  If any provision of this Agreement be adjudicated invalid or against public policy for any reason by a court of competent jurisdiction, it is specifically intended that each and every provision not so invalidated shall remain in full force and effect.

       D) CHOICE OF LAW. This Agreement is made and entered into in the State of Texas, U.S.A. and shall in all ways be governed and construed by the law of such State, without regard to conflicts of law.

       E) WAIVER. No waiver of any provision of this Agreement shall be construed to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

       F) INDEXING. All indexing set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

       G) NON-PARTNERSHIP. Each Party shall bear its respective expenses, risks, and liabilities arising out of its efforts related to this Agreement. The Parties to this Agreement are independent contractors. This Agreement shall not constitute, create, give effect to, or imply a joint venture, pooling arrangement, partnership, formal business organization or any type of permanent arrangement of any kind. Neither Party shall (i) have the authority to bind the other except to the extent authorized herein, (ii) be liable to the other for any damages, whether direct, indirect, special, incidental or consequential, whether arising out of contract, tort (negligence) or strict liability, or (iii) share losses with the other.

       H) ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. Except as otherwise provided in this Agreement, no provision of this Agreement is intended nor shall be interpreted to provide or create any third party beneficiary rights or any other rights of any kind in any sublicensee, and all provisions hereof shall be personal solely between the parties hereto.

       I) INTEGRATION. Except for the Asset Purchase Agreement, this Agreement constitutes the entire Agreement between the parties. No amendments to this Agreement shall be made other than by a written amendment signed by both Parties. This Technology License Agreement shall supplement the Asset Purchase Agreement and to the extent that there are contradictions, this Technology License Agreement shall prevail.


Licensor                                Licensee

JOT Automation, Inc                     OZO Diversified Automation, Inc.

By:                                     By:
   -------------------------------         -------------------------------
Its:                                    Its:
   -------------------------------         -------------------------------

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